Exhibit (c)(2) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION PROJECT GREEN DISCUSSION MATERIALS March 8, 2022

Preliminary Near-term Timeline and Next Steps th Week of March 7 : § Committee, GD and IFP meeting to discuss initial observations on the Proposal § Meeting with Shell/SHLX to review the Proposal and commence due diligence; establish VDR protocol and follow-up due diligence procedures § IFP to commence modeling work / transaction analyses § GD to commence legal due diligence th Week of March 14 : § IFP to evaluate projections and develop preliminary valuation framework st Week of March 21 : § IFP/GD to present diligence findings; IFP to present preliminary valuation to Conflicts Committee § Committee to deliberate; IFP to incorporate Committee feedback into the analysis § Committee, GD and IFP to formulate optimal response to Shell – Reject the Proposal on the basis it is inadequate or propose specific counteroffer th Week of March 28 and Beyond: § Negotiations to occur, analyses to be refined and continued work on transaction documentation 1 th Summary Due Diligence Topics for March 9 and Select Open Items § SPLC’s strategic rationale for the Proposal § SHLX strategic alternatives considered in advance of the Proposal General § Contemplated or proposed M&A activity over the last several years that would have and Proposal impacted SHLX; review of intercompany M&A transactions § Material communication with SHLX investors leading up to, and post, the date of the Proposal § Detailed business update on SHLX’s business segments/assets – Focus on Colonial and GoM given recent market dynamics § Detailed review of SHLX’s contract structure and key customers by business segments/assets Business and Commercial – Review of contract expirations, re-contracting events, rate redetermination, etc. rd – Review of Shell vs. 3 party revenue/margin contribution § Identify any go-forward opportunities (e.g., traditional O&G and energy transition growth projects) and challenges (e.g., maintenance, environmental, competition, etc.) § Receive a detailed bottoms-up SHLX financial projections model Financial § Evaluate projections vs. Wall Street research projections and expectations from prior projection models; determine if alternative assumptions / sensitivity scenarios are required 2

CONFIDENTIAL

SHLX Trading Analysis Since Proposal

Price Performance and Volume Since Proposal


$14.50
$14.00
$13.50
$13.00
$12.89
$12.50
$12.00
$11.50
Unit Price ($) | Indexed to SHLX
10,000
8,000
6,000
4,000
2,000
--
Volume (000)
SHLX: $14.06
+9%
Shell Proposal: $12.89
LT&S: (1%)
Unaffected 30-Day ADTV: 1,288
2/10/22 (Unaffected)
2/14/22
2/16/22
2/18/22
2/23/22
2/25/22
3/1/22
3/3/22
3/7/22
Volume
SHLX
LT&S Peers
Shell Proposal
Unaffected 30-Day ADTV

Note: Market data as of March 7, 2022. LT&S Peers include: DKL, GEL, HEP, MMP, NS, PAA and PBFX.
(1) SHLX 30-day ADTV based on 30 trading days prior to receiving the proposal.
Source: FactSet, company disclosure.

Cumulative Price Performance Since Proposal

Date		SHLX Price Closing Price	SHLX Price Performance Since Proposal	LT&S Peers Performance Since Proposal	Relative Performance Since Proposal
Unaffect.	2/10/22	$12.89			
T+1	2/11/22	$13.68	+6.1%	+2.8%	+3.3%
T+2	2/14/22	$13.63	+5.7%	+1.2%	+4.6%
T+3	2/15/22	$13.63	+5.7%	+0.3%	+5.4%
T+4	2/16/22	$13.65	+5.9%	+0.6%	+5.3%
T+5	2/17/22	$13.60	+5.5%	(1.1%)	+6.7%
T+10	2/25/22	$13.62	+5.7%	(5.0%)	+10.6%
T+11	2/28/22	$13.99	+8.5%	(2.0%)	+10.6%
T+12	3/1/22	$13.92	+8.0%	(2.0%)	+10.0%
T+13	3/2/22	$13.97	+8.4%	(0.5%)	+8.9%
T+14	3/3/22	$14.05	+9.0%	(0.5%)	+9.5%
T+15	3/4/22	$14.09	+9.3%	(0.3%)	+9.6%
T+16	3/7/22	$14.06	+9.1%	(1.1%)	+10.2%

Relative Trading Volumes Since Proposal

Date		Volumes SHLX Units (mm)	Volumes SHLX % of 30d Avg.(1)	Volumes LT&S Peers % of 30d Avg.	Volumes Relative % of 30d Avg.(1)
Unaffect.	2/10/22	2.0	155%	138%	17%
T+1	2/11/22	9.5	734%	162%	572%
T+2	2/14/22	3.8	296%	115%	182%
T+3	2/15/22	2.3	177%	99%	79%
T+4	2/16/22	2.2	168%	107%	61%
T+5	2/17/22	2.8	216%	121%	95%
T+10	2/25/22	2.6	205%	96%	109%
T+11	2/28/22	2.9	227%	228%	(1%)
T+12	3/1/22	1.6	125%	83%	42%
T+13	3/2/22	1.7	128%	73%	55%
T+14	3/3/22	2.3	175%	100%	75%
T+15	3/4/22	1.5	114%	80%	34%
T+16	3/7/22	1.8	136%	103%	33%

INTREPID | 3

Comparison of the Proposal to Precedent Transactions Premiums Shell Midstream Trading Metrics and Proposal Implied Premium/(Discount) T-1 10-Day VWAP 20-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 52-Wk High 52-Wk Low Reference Metric: $12.89 $12.77 $12.83 $12.69 $12.08 $12.10 $16.14 $10.86 Proposal Implied Premium/(Discount) vs. All-Cash MLP Buy-In Precedent Transaction Premiums 105% 56% 45% 34% 39% 24% 23% 23% 19% 11% 13% 12% 11% 11% 18% 10% 10% 7% 7% 2% 1% 0% 0% 3% 3% 3% 2% (4%) (10%) (9%) (17%) (20%) Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums 261% 56% 45% 34% 25% 24% 23% 29% 11% 19% 10% 10% 9% 9% 8% 8% 7% 7% 14% 2% 1% 0% 0% (1%) (3%) 0% (9%) (10%) (4%) 1% (20%) (61%) Precedents (High-Low Range) Precedents (Mean) Precedents (Median) Proposal 4 Source: Company disclosure, Wall Street research, FactSet, SHLX proposal received on February 11, 2022.

Implied Premiums and Valuation Metrics at Various Unit Prices Shell Midstream Precedents ($mm, unless per unit data) Proposal Current 100% Cash $12.89 $13.50 $14.00 $14.06 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (Median) Unit Price Metric Current Price (as of 3/7/22) $14.06 (8%) (4%) (0%) -- 3% 7% 10% 14% 17% 21% 11% Unaffected Price (as of 2/10/22) $12.89 -- 5% 9% 9% 12% 16% 20% 24% 28% 32% 11% Unaffected 10-day VWAP $12.77 1% 6% 10% 10% 14% 17% 21% 25% 29% 33% 11% Unaffected 20-day VWAP $12.83 0% 5% 9% 10% 13% 17% 21% 25% 29% 32% 10% Unaffected 30-day VWAP $12.69 2% 6% 10% 11% 14% 18% 22% 26% 30% 34% 12% Unaffected 60-day VWAP $12.08 7% 12% 16% 16% 20% 24% 28% 33% 37% 41% 13% Unaffected 90-day VWAP $12.10 7% 12% 16% 16% 20% 24% 28% 32% 36% 41% 10% Unaffected 52-week VWAP $13.06 (1%) 3% 7% 8% 11% 15% 19% 23% 26% 30% -- Unaffected 52-week High $16.14 (20%) (16%) (13%) (13%) (10%) (7%) (4%) (1%) 2% 5% (10%) Unaffected 52-week Low $10.86 19% 24% 29% 29% 34% 38% 43% 47% 52% 57% 39% Units Unit Ownership Shell 269.5 $3,473 $3,638 $3,772 $3,789 $3,907 $4,042 $4,177 $4,311 $4,446 $4,581 Unaffiliated Public 123.8 $1,596 $1,672 $1,734 $1,741 $1,796 $1,857 $1,919 $1,981 $2,043 $2,105 (x) Total Units 393.3 (1) $5,070 $5,309 $5,506 $5,530 $5,703 $5,899 $6,096 $6,293 $6,489 $6,686 Total Equity Value (+) Debt and Capitalized Leases $2,568 (+) Preferred Equity 1,200 (+) Non-controlling Interests -- (-) Cash (211) Total Enterprise Value $8,627 $8,866 $9,063 $9,087 $9,260 $9,456 $9,653 $9,850 $10,046 $10,243 Peer Range Multiple & Yield Analysis (2) Metric Mean TEV/'22E EBITDA $811 10.6x 10.9x 11.2x 11.2x 11.4x 11.7x 11.9x 12.1x 12.4x 12.6x 8.9x / 10.8x TEV/'23E EBITDA $848 10.2x 10.5x 10.7x 10.7x 10.9x 11.2x 11.4x 11.6x 11.8x 12.1x 8.4x / 10.4x 2022E LP DCF Yield $705 13.9% 13.3% 12.8% 12.7% 12.4% 11.9% 11.6% 11.2% 10.9% 10.5% 16.3% / 12.0% 2023E LP DCF Yield $748 14.7% 14.1% 13.6% 13.5% 13.1% 12.7% 12.3% 11.9% 11.5% 11.2% 18.1% / 12.6% LQA Dist. / Div. Yield $1.20 9.3% 8.9% 8.6% 8.5% 8.3% 8.0% 7.7% 7.5% 7.3% 7.1% 8.1% / 6.3% Debt/'22E EBITDA $811 3.2x Note: Market data as of March 7, 2022. SHLX EBITDA is net of noncontrolling interest. (1) Assumes no value ascribed to the GP. (2) Reflects LT&S Peer Median / Large-Cap Diversified Peer Median. LT&S Peers include: DKL, GEL, HEP, MMP, NS, PAA and PBFX. Large-Cap Diversified Peers 5 include: ENB, EPD, ET, KMI, MPLX, OKE, TRP and WMB. Source: Company disclosure, Wall Street research, FactSet.

CONFIDENTIAL

SHLX Wall Street Research Summary

Price Targets and Ratings Prior to Proposal

	Broker	Date	Forward Price Target	Rating
★	Credit Suisse	2/25/22	$13.00	Hold
	Mizuho Securities	2/25/22	$14.00	Hold
	Stifel	2/24/22	$13.00	Hold
★	Wells Fargo	2/24/22	$13.50	Sell
	RBC Capital Markets	1/24/22	$14.00	Hold
	Barclays	1/19/22	$13.00	Hold
	JP Morgan	12/7/21	$13.00	Sell
	Bank of America	10/29/21	$12.50	Sell
	Max		**$14.00**	**0 Buy**
	Median (8 Brokers)		**$13.00**	**5 Hold**
	Mean (8 Brokers)		**$13.25**	**3 Sell**
	Min		**$12.50**	

★ **Denotes target increase following proposal from Shell**

Research Commentary After Proposal

"SHLX has highlighted intentions of appointing a conflicts committee to evaluate and negotiate the proposal. **We'd expect a slight premium to be negotiated in the event that the offer is accepted.** SHLX units currently trade at a ~5% premium to the offer price…our valuation is based on an NPV analysis and implies a ~9.50x multiple on our FY23 EBITDA estimate."

CREDIT SUISSE

February 25, 2022

"In some cases, the conflicts committee has been able to negotiate a higher takeout price. **For context, since 2020, the average premium paid by a sponsor to roll up its MLP subsidiary has been 5%.** Since 2020, there have been 3 deals where the sponsor ultimately made a revised offer: TCP, NBLX, and BPMP. **The average revised premium (relative to where the MLP was trading prior to the first offer) was 8%. Thus, we'd expect the conflicts committee to negotiate a revised premium of 5-8% based on historical precedents."**

WELLS FARGO

February 14, 2022

"We view Shell's proposed cash offer for the outstanding units of SHLX at $12.89/ unit as a starting point and think SHLX (through its conflict committee) will look to negotiate a higher final offer. SHLX is already trading through the announced deal price, though some of this may be accounting for anticipated distributions on **SHLX prior to deal close (SHLX recently declared a quarterly distribution of $0.30/unit). Our current SOTP on SHLX is $14/unit, which implies a valuation just over 10x 2023 EBITDA."**

RBC | RBC Capital Markets

February 11, 2022

Note: Market data as of March 7, 2022. Price Targets and Ratings excludes JonesTrading.
Source: Wall Street research, FactSet, Bloomberg.

INTREPID | 6

SHLX Wall Street Research Summary (continued) Research Analyst Perspectives EBITDA ($mm) 2022E $737 $866 (n=4) $811 ’22E – ’24E CAGR: 2023E $777 $894 5.1% (n=4) $848 2024E (n=1) $895 $650 $700 $750 $800 $850 $900 $950 Distributable Cash Flow ($mm) 2022E $625 $760 (n=4) $705 ’22E – ’24E 2023E $687 $819 CAGR: (n=4) $748 5.6% 2024E $787 (n=1) $600 $650 $700 $750 $800 $850 $900 Distribution per Unit 2022E (n=4) $1.20 ’22E – ’24E CAGR: 2023E $1.20 $1.24 (n=4) $1.22 1.7% 2024E $1.24 (n=1) $1.15 $1.18 $1.20 $1.23 $1.25 $1.28 $1.30 Wall Street Consensus 7 Note: Market data as of March 7, 2022. Source: Wall Street research, FactSet.

CONFIDENTIAL

Proposal-Implied SHLX Metrics vs. Select Public Trading Comparables

TEV / EBITDA (x)

’22E LT&S Peer Average: 8.9x
’23E LT&S Peer Average: 8.4x

’22E Large-Cap Peer Average: 10.8x
’23E Large-Cap Peer Average: 10.4x


11.2x
10.7x
10.6x 10.2x
11.0x 10.6x
10.5x 8.9x
9.5x 9.0x
9.1x 8.8x
8.6x 7.5x
7.4x 7.1x
6.6x 6.5x
14.0x 13.6x
12.1x 11.6x
11.5x 10.6x
11.3x 11.0x
10.3x 10.1x
9.6x 9.3x
9.4x 9.3x
8.1x 7.9x
SHLX (At Proposal)
MMP
GEL
PAA
NS
DKL
HEP
PBFX
ENB
OKE
TRP
WMB
KMI
EPD
MPLX
ET
2022E TEV/EBITDA
2023E TEV/EBITDA

	SHLX	MMP	GEL	PAA	NS	DKL	HEP	PBFX	ENB	OKE	TRP	WMB	KMI	EPD	MPLX	ET
Equity Value ($bn)	$5.1	$10.3	$1.5	$7.6	$1.8	$1.8	$1.8	$0.8	$89.8	$30.6	$54.7	$40.6	$42.4	$55.2	$33.0	$31.9
TEV ($bn)	$8.6	$15.4	$5.9	$22.0	$6.4	$2.7	$3.1	$1.4	$169.6	$44.2	$86.5	$65.5	$73.7	$85.5	$53.5	$94.7

LP DCF and DPU Yield (%)

’22E LT&S Peer Average: 16.3%
’23E LT&S Peer Average: 18.1%
LQA DPU LT&S Peer Average: 8.1%

’22E Large-Cap Peer Average: 12.0%
’23E Large-Cap Peer Average: 12.6%
LQA DPU Large-Cap Peer Average: 6.3%


13.5%
12.7%
13.9% 14.7% 9.3%
21.0% 22.2% 8.9%
19.8% 22.0% 6.6%
19.0% 19.1% 9.6%
18.7% 21.4% 8.4%
13.1% 13.2% 9.5%
11.9% 17.1% 4.9%
10.9% 11.4% 8.6%
20.6% 21.4% 6.8%
14.0% 14.5% 8.7%
12.2% 12.6% 7.3%
11.1% 11.6% 5.8%
10.2% 11.1% 5.1%
9.6% 9.9% 6.1%
9.3% 9.7% 5.1%
9.3% 9.6% 5.5%
SHLX (At Proposal)
PBFX
PAA
NS
HEP
DKL
GEL
MMP
ET
MPLX
EPD
KMI
TRP
ENB
WMB
OKE
2022E LP DCF Yield
2023E LP DCF Yield
LQA LP DPU Yield

FCF Yield (%)(1)

’22E LT&S Peer Average: 12.0%
’23E LT&S Peer Average: 15.4%

’22E Large-Cap Peer Average: 8.0%
’23E Large-Cap Peer Average: 9.0%


12.8%
12.1%
13.2% 14.0%
20.3% 21.5%
16.4% 19.1%
15.0% 16.7%
10.8% 10.9%
10.0% 14.3%
9.7% 9.6%
2.0% 15.4%
15.0% 16.8%
11.8% 12.0%
9.5% 9.0%
8.0% 8.1%
7.0% 7.8%
6.1% 6.7%
5.6% 6.6%
1.0% 4.7%
SHLX (At Proposal)
PBFX
HEP
PAA
NS
DKL
MMP
GEL
ET
MPLX
EPD
KMI
OKE
WMB
ENB
TRP
2022E FCF Yield
2023E FCF Yield

Adjusted Debt(2) / 2021E EBITDA (x)

LT&S Peer Average: 4.2x

Large-Cap Peer Average: 4.0x


4.4x
6.0x
5.7x
4.7x
3.6x
3.4x
3.4x
2.6x
4.2x
4.2x
4.1x
4.1x
4.1x
3.9x
3.7x
3.5x
SHLX (At Proposal)
GEL
NS
PAA
MMP
DKL
HEP
PBFX
WMB
ENB
KMI
OKE
ET
TRP
EPD
MPLX

	SHLX	GEL	NS	PAA	MMP	DKL	HEP	PBFX	WMB	ENB	KMI	OKE	ET	TRP	EPD	MPLX
Moody's	NR	B1	Ba3	Baa3	Baa1	B1	Ba2	B2	Baa2	Baa1	Baa2	Baa3	Baa3	Baa2	Baa1	Baa2
S&P	NR	B	BB-	BBB-	BBB+	B+	BB+	B	BBB	BBB+	BBB	BBB	BBB-	BBB+	BBB+	BBB

LT&S | Large-Cap Diversified | SHLX Current

Note: Market data as of March 7, 2022. SHLX reflects February 11th offer price of $12.89 per unit.
(1) Free Cash Flow calculated as Distributable Cash Flow less growth capex.
(2) Adjusted debt reflects 50% debt treatment for preferred equity.
Source: Wall Street research, FactSet, Intrepid estimates.

INTREPID | 8

CONFIDENTIAL

Review of Precedent Shell/SHLX Inter-Company Transactions

Includes all prior transactions between Shell & SHLX, including the February 2020 IDR elimination

Date	Drop-Down Asset / Inter-Company Transactions	Transaction Consid.[1] ($bn)	Equity Issued[2] ($bn)	Cash Paid ($bn)	Asset EBITDA[1] ($mm)	Acquisition Multiple	Price at Announcement SHLX ($/unit)	Brent ($/bbl)
2/28/2020	Elimination of IDRs and economic GP interest	$2.77[3]	$2.77[3][4]	$--	$221[3][5]	12.5x[3]	$16.30	$52.19
2/28/2020	79% interest in Mattox Pipeline and certain logistics assets at the Shell Norco Manufacturing Complex	1.04[3]	1.04[3]	--	130[3]	8.0x[3]	$16.30	$52.19
5/13/2019	25.97% interest in Explorer Pipeline and 10.125% interest in Colonial Pipeline	0.80	0.20	0.60	114	7.0x	$20.18	$71.63
5/10/2018	75% Series A ownership and 50% Series B ownership in Amberjack Pipeline	1.22	--	1.22	156[3]	7.8x[3]	$22.46	$77.60
11/28/2017	100% interest in Triton West; additional 22.9% interest in Mars Oil Pipeline, additional 22% interest in Odyssey Pipeline, additional 10% interest in Explorer Pipeline and 41.48% interest in LOCAP	0.83	--	0.83	104	7.9x	$25.34	$63.56
5/5/2017	100% interest in Refinery Gas Pipelines, Delta Pipeline and Na Kika Pipeline	0.63	--	0.63	75	8.4x	$31.78	$47.53
9/27/2016	Additional 20% interest in Mars Oil Pipeline and 49% interest in Odyssey Pipeline	0.35	--	0.35	42	8.4x	$31.76	$44.95
7/25/2016	2.62% interest in Explorer Pipeline	0.03	--	0.03	n.a	n.a	$33.10	$44.24
5/17/2016	Additional 30.0% interest in Zydeco, additional 1.0% interest in Bengal and additional 3.0% interest in Colonial Pipelines	0.70	0.01	0.69	80	8.8x	$36.39	$49.04
11/11/2015	100% interest Auger Pipeline System and Lockport Crude Terminal	0.39	0.01	0.38	45	8.6x	$33.55	$44.98
7/1/2015	36% interest in Poseidon Oil Pipeline	0.35	--	0.35	37	9.5x	$45.65	$60.31
5/13/2015	Additional 19.5% interest in Zydeco and additional 1.39% interest in Colonial Pipeline	0.45	--	0.45	45	10.0x	$41.45	$65.09
Mean					**$95**	**8.8x**		
Median					**$80**	**8.4x**		
Total Transaction Consideration		**$9.55**	**$4.02**	**$5.53**				
Memo: % of Total Consideration			*42%*	*58%*				

Note: Transaction multiples are based on company disclosure, unless otherwise stated.
(1) Metrics shown net to SHLX.
(2) Reflects equity consideration to Shell and Shell affiliates. Does not include equity offerings to the public.
(3) Based on Wall Street research estimates.
(4) Includes $1.2bn of Series A preferred equity issued as part of the transaction.
(5) Reflects ~$221mm of 2020E GP/IDR cash flows projected prior to transaction announcement, per Wall Street research.
Source: Wall Street research, company disclosure.

INTREPID | 9

CONFIDENTIAL

SHLX GoM Operations

Operational footprint and current activity in the Gulf of Mexico ("GoM")

Commentary

- There are currently 30 active rigs in offshore GoM, including 20 along the outer shelf surrounding Shell's midstream
- The most active operator in the GoM is Shell with 7 rigs (including Deepwater), followed by BP (2), Chevron (2), Oxy (2), Murphy (2), and Hess (2)
- Activity levels highlight continued operator dedication to the GoM with growth from numerous areas including recent Shell successes in Alaminos Canyon AC 691/857 (600 ft. of net oil pay) and Mississippi Canyon Block 503

Shell Midstream Operations and Current Offshore GoM Activity


INTREPID
Anchor Platform
Transportation Platform
Rig
Tank Storage
Shell
Shell Midstream Partners
Non-Operated JV
Third Party
Louisiana
ST. JAMES
ZYDECO
CLOVELLY-NORCO
HOUMA
LOOP
DELTA
Soldier
Ship Shoal 28
EUGENE ISLAND
Caillou Island
AUGER
MARS
SP89E
MP 69P
OYDYSSEY
Chinook
Petronius
Cantium
Ram Powell
Talos
Oxy
Appomattox
MATTOX
Shell
Na Kika
SMI 128
SS 241
BOXER
POSEIDON
Arena
WD 143
Hickory
URSA
ENI
SMI 205
GC 19
Enchilada
EW 910
Seahorse Pro
LLOG
OLYMPUS
Shell
BP
EnVen
Auger
Bullwinkle
Genesis
Brutus
Hess
BP
Shell
Olympus
Mars
Shell
Ursa
MAGNOLIA
Magnolia
Sekco
Lucius
Shell
AMBERJACK
Tahiti
Jack St. Malo
Hess
Murphy
Gulf of Mexico

Note: Rig data as of March 3, 2022.
Source: Enverus, company disclosure.

INTREPID | 10

Historical GoM Performance | SHLX & SHEL SHLX GoM Performance by System (MMboe/d) Amberjack 1.56 1.56 1.45 1.45 1.46 1.46 0.06 1.45 1.43 0.10 1.37 0.05 0.08 0.08 0.09 0.05 0.07 1.32 0.11 0.06 Auger 1.28 0.07 0.03 0.05 0.10 0.05 0.06 0.06 0.23 0.03 0.06 0.04 0.03 0.15 0.13 0.09 0.10 0.15 0.15 0.03 0.14 0.09 0.15 1.08 0.11 0.13 0.07 Mars 0.13 0.10 0.04 0.09 0.27 0.25 0.29 0.28 0.10 0.06 0.25 0.34 0.25 0.26 0.09 0.36 0.27 Mattox 0.24 0.09 0.36 0.36 0.37 0.36 0.36 0.21 0.35 0.33 0.34 0.30 Na Kika 0.30 0.35 0.26 Odyssey 0.56 0.57 0.54 0.54 0.52 0.50 0.50 0.48 0.48 0.44 0.41 0.33 Poseidon 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 SHEL GoM Historical Production (MMboe/d) 2010-2020 CAGR: 3.6% 0.36 0.31 0.30 0.25 0.25 0.25 0.23 0.22 0.19 0.18 0.18 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 11 Source: Company disclosure.

Deepwater & Ultra Deepwater Will Continue to Drive Growth Industry has turned to DW & UDW during the current commodity cycle (1) Gulf of Mexico Oil Production (MBbl/d) Shallow Water Mid Water Deepwater Ultra Deepwater 2,500 2,000 1,500 1,000 500 0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 (2) Spuds by Water Depth DW & UDW Wells Have Substantially Outperformed 1,400 Shallow Water Mid Water Deepwater Ultra Deepwater 500 80% 1,200 1,000 400 60% 800 300 40% 600 200 400 20% 100 200 0 0% 0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Shallow Water Mid Water Deepwater Ultra Deepwater Note: Water depths show Enverus Play Type. Ultra DW is generally 4,900+ ft of water; Deepwater is generally 2,500+ ft of water, and Mid Water is generally 250+ ft of water. (1) Includes both Federal and State production. 12 (2) Includes exploration, appraisal, and development drilling. Source: Enverus. Wells Spud Gulf of Mexico Oil Production (MBbl/d) Percent DW & UDW Avg First Six Prod (MBoe)

APPENDIX 13

CONFIDENTIAL

Summary of Selected Parent-MLP Buy-In Transactions

Key Takeaways

- Intrepid has reviewed and analyzed 25 recent Parent-MLP Buy-In transactions, including 9 all-cash deals
- Premiums have typically been modest when compared to third-party transactions
- Sponsors typically leave some room to improve the initial offer

Precedent Transactions Analysis | Parent-MLP Buy-Ins[1]

		Low	Median	High
Initial 1-Day Premium	All Deals	**(4%)**	**2%**	**36%**
	Cash Deals	*0%*	*5%*	*36%*
Initial 30-Day VWAP Premium	All Deals	**(13%)**	**5%**	**20%**
	Cash Deals	*(13%)*	*7%*	*20%*
# of Bumps	All Deals	**0**	**3**	**6**
	Cash Deals	*0*	*2*	*5*
# of Days from Initial Offer to Final Agreement	All Deals	**9**	**41**	**204**
	Cash Deals	*13*	*53*	*140*
Total Premium Increase	All Deals	**(1%)**[2]	**7%**	**28%**
	Cash Deals	*0%*	*6%*	*28%*
Final 1-Day Premium	All Deals	**(9%)**	**10%**	**56%**
	Cash Deals	*(9%)*	*11%*	*56%*
Final 30-Day VWAP Premium	All Deals	**0%**	**8%**	**23%**
	Cash Deals	*3%*	*12%*	*23%*
Final Prem. To 52-Wk High	All Deals	**(61%)**	**(10%)**	**11%**
	Cash Deals	*(17%)*	*(10%)*	*11%*
Final Prem. To 52-Wk Low	All Deals	**14%**	**29%**	**261%**
	Cash Deals	*18%*	*39%*	*105%*

(1) Final premium metrics reflect premiums to unaffected unit price and unaffected exchange ratio.
(2) CVX's initial proposal was based on a fixed value ($12.47/unit) and did not include an exchange ratio metric; the final exchange ratio of 0.1393x is a slight discount to the exchange ratio implied by the relative equity prices at the time of the initial proposal.
Source: FactSet, public disclosure, Wall Street research.

INTREPID | 14

CONFIDENTIAL

Selected All-Cash Parent-MLP Buy-In Transactions

Includes all-cash transactions with limited partner targets

					Initial Premium to:(1)		Final Premium to:								Bump Summary		
Unaff. Date	Acquirer	Target	Stub Equity Value ($bn)	Buyer % Owned	1-Day	30-Day VWAP	1-Day	10-Day VWAP	20-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP	52-Wk High	52-Wk Low	No. of Bumps	Cum. Increase(2)	Publicly Announced
8/27/19	Blackstone	Tallgrass Energy, LP	$3.5	44%	36%	7%	56%	45%	34%	23%	13%	8%	(12%)	56%	2	15%	✓
10/17/18	Valero Energy	Valero Energy Partners	1.0	68%	11%	7%	7%	7%	10%	12%	11%	10%	(12%)	26%	2	6%	
7/9/18	ArcLight Energy	TransMontaigne Partners	0.5	20%	5%	1%	14%	11%	9%	9%	8%	10%	(14%)	18%	3	8%	✓
6/1/18	OCI	OCI Partners	0.1	88%	10%	10%	15%	13%	14%	15%	18%	22%	11%	65%	1	5%	✓
5/18/17	Energy Transfer Partners	PennTex Midstream Partners	0.3	32%	20%	20%	20%	21%	21%	20%	23%	24%	11%	39%	--	0%	✓
4/3/17	World Point Terminals Inc.	World Point Terminals LP	0.2	74%	3%	0%	6%	7%	6%	3%	3%	3%	(2%)	20%	2	3%	✓
3/2/17	VTTI B.V. (IFM/Vitol & Buckeye)	VTTI Energy Partners	0.5	48%	2%	3%	6%	5%	6%	7%	14%	13%	(8%)	25%	3	4%	✓
1/26/17	Enbridge	Midcoast Energy Partners	0.2	53%	0%	(13%)	(9%)	(4%)	2%	5%	11%	6%	(17%)	105%	5	28%	
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners(3)	0.9	47%	3%	9%	11%	14%	16%	17%	16%	15%	(10%)	51%	2	8%	✓
All Transactions Summary Statistics (9 Transactions)																	
75th Percentile			**$0.9**	**68%**	**11%**	**9%**	**15%**	**14%**	**16%**	**17%**	**16%**	**15%**	**(2%)**	**56%**	**3**	**8%**	
Mean			**$0.8**	**53%**	**10%**	**5%**	**14%**	**13%**	**13%**	**12%**	**13%**	**12%**	**(6%)**	**45%**	**2**	**8%**	
Median			**$0.5**	**48%**	**5%**	**7%**	**11%**	**11%**	**10%**	**12%**	**13%**	**10%**	**(10%)**	**39%**	**2**	**6%**	
25th Percentile			**$0.2**	**44%**	**3%**	**1%**	**6%**	**7%**	**6%**	**7%**	**11%**	**8%**	**(12%)**	**25%**	**2**	**4%**	
Current Shell / Shell Midstream Proposal																	
2/10/22	**Shell**	**Shell Midstream**	**$1.6**	**69%**	**--**	**2%**	**--**	**1%**	**0%**	**2%**	**7%**	**7%**	**(20%)**	**19%**	**--**	**--**	✓

(dashed red circle) Premium referenced in transaction announcement

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets; includes Tallgrass Energy (1099 issuer). Represents premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable).

(1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the prior day's closing price.

(2) Represents increase in the offer price from the initial proposal.

(3) Announced transaction at 20% premium to the 30-day average closing price.

Source: FactSet, public disclosure.

INTREPID | 15

Selected All-Equity Parent-MLP Buy-In Transactions Includes all-equity transactions with limited partner targets (1) Initial Premium to: Final Exchange Ratio Premium to: Bump Summary Unaff. Stub Equity Buyer % 30-Day 10-Day 20-Day 30-Day 60-Day 90-Day 52-Wk 52-Wk No. of Cum. Publicly (2) Date Acquirer Target Value ($bn) Owned 1-Day VWAP 1-Day VWAP VWAP VWAP VWAP VWAP High Low Bumps Increase Announced 10/25/21 Phillips 66 Phillips 66 Partners $3.4 70% 0% 13% 7% 4% 2% 0% (1%) 1% (10%) 60% 5 26% (3) 8/4/21 BP BP Midstream Partners 0.7 54% 0% (7%) 11% 3% 1% 3% 5% 7% (12%) 30% 3 11%ü Noble Midstream (5) 2/4/21 Chevron Corp. 0.4 62% 0% 7% (1%) 2% 3% 6% 14% 14% (31%) 261% 1 (1%)ü (4) Partners LP CONSOL Coal 10/22/20 CONSOL Energy, Inc. 0.0 61% 1% (9%) 3% 3% 2% 6% 2% 3% (55%) 43% 4 11% Resources LP (6) 10/2/20 TC Energy Corporation TC PipeLines, LP 1.7 24% 5% 4% 14% 17% 16% 12% 7% (0%) (16%) 24% 3 8%ü (7) 7/24/20 CNX Resources CNX Midstream 0.4 51% 5% 15% 34% 25% 24% 16% 25% 9% (61%) 58% 4 15% Equitrans Midstream EQM Midstream 2/25/20 1.8 54% (3%) 2% 0% 1% 3% 3% 6% 7% (2%) 17% 2 5% Corp. Partners LP Western Gas Equity 11/7/18 Western Gas Partners LP 5.9 30% 6% 5% 8% 8% 8% 8% 7% 7% 3% 26% 2 2% Partners LP EnLink Midstream 10/19/18 EnLink Midstream LLC 4.9 22% (4%) (1%) 1% 2% 3% 4% 6% 9% (0%) 32% 2 5% Partners LP Dominion Energy (8) 9/18/18 Dominion Energy, Inc. 0.9 61% 0% 7% 1% 4% 6% 8% 10% 12% (44%) 29% 1 1%ü Midstream Partners LP Energy Transfer Equity Energy Transfer Partners 8/1/18 26.9 2% 5% 8% 11% 12% 13% 14% 15% 13% 7% 38% 3 7% LP LP Enbridge Energy 5/16/18 Enbridge, Inc. 3.5 33% 0% (2%) 9% 14% 7% 6% 1% (3%) (25%) 19% 6 9%ü Partners LP Spectra Energy Partners 5/16/18 Enbridge, Inc. 3.3 83% 0% (6%) 10% 11% 3% 3% (1%) (2%) (11%) 14% 4 10%ü LP 3/15/18 The Williams Cos., Inc. Williams Partners LP 10.5 74% 0% 3% 14% 15% 14% 13% 13% 14% 7% 20% 3 8% Tallgrass Energy Partners 2/7/18 Tallgrass Energy GP LP 2.3 35% 1% 7% 10% 9% 9% 10% 8% 9% (2%) 18% 3 5% LP 12/29/17 Archrock, Inc. Archrock Partners LP 0.6 41% 15% 14% 23% 22% 23% 22% 24% 24% (7%) 27% 2 6% All Transactions Summary Statistics (16 Transactions) 75th Percentile $3.8 61% 5% 7% 12% 14% 13% 12% 14% 12% (1%) 39% 4 10% Mean $4.2 47% 2% 4% 10% 10% 9% 8% 9% 8% (16%) 45% 3 8% Median $2.0 52% 0% 5% 9% 8% 6% 7% 7% 8% (10%) 28% 3 7% 25th Percentile $0.7 32% 0% (1%) 2% 3% 3% 4% 4% 3% (26%) 19% 2 5% Premium referenced in transaction announcement 1 Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Represents ratio metric; the final exchange ratio of 0.1393x is a slight discount to the exchange ratio implied by premium quoted in press release announcing the transaction, or in the proxy (if the former is unavailable). the relative equity prices at the time of the initial proposal. (1) For deals without a public announcement of the initial proposal, represents premium/(discount) to the (6) Proxy quotes a 19.5% premium to the initial offer unit price on October 2, 2020 based on the exchange ratio for the prior day’s close. exchange ratio implied unit price as of December 14, 2020. (2) Represents increase in the exchange ratio from the initial proposal. (7) Premium metrics are adjusted to reflect increased distribution prior to transaction close. Press release (3) Disclosure quotes a 16.2% premium, which represents the BPMP unit price implied by the 0.575x quotes a 15% premium to the 30-day average exchange ratio. exchange ratio and the BP ADR price as of December 17, 2021 relative to the unaffected BPMP unit (8) Proxy discloses exchange ratio premiums of 16.0% and 8.8%, which represent premium to second price as of August 4, 2021. quarter earnings and average exchange ratio from July 19, 2018 to September 19, 2018, respectively. 16 (4) Proxy quotes an increase of 14.4% from the initial proposal based on March 4, 2021 closing prices. Source: FactSet, public disclosure. (5) CVX’s initial proposal was based on a fixed value ($12.47/unit) and did not include an exchange

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